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Exhibit 23.5

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended.

/s/ ARTHUR ANDERSEN LLP

Denver, Colorado,
May 8, 2002.

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Exhibit 23.5